AGREEMENT AND PLAN OF MERGER

by and among

WIDEPOINT CORPORATION,
a Delaware corporation

CHESAPEAKE ACQUISITION CORPORATION,
a Delaware corporation

CHESAPEAKE GOVERNMENT TECHNOLOGIES, INC.,
a Delaware corporation

and

Mark C. Fuller, John D. Crowley and Jay O. Wright as the Shareholders

March 24, 2004

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS
Section 1.01	Definition	8
ARTICLE II
THE MERGER AND PLAN OF REORGANIZATION
Section 2.01	The Merger	13
Section 2.02	Effects of the Merger	13
Section 2.03	Directors and Officers	13
Section 2.04	Conversion of Chesapeake Shares	14
Section 2.05	Closing	14
ARTICLE III
CONVERSION OF SHARES
Section 3.01	Conversion of Chesapeake Shares	15
Section 3.02	Adjustments; Delivery of Certificates	15
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CHESAPEAKE
AND THE SHAREHOLDERS
Section 4.01	Organization	16
Section 4.02	Capitalization	16
Section 4.03	Authority Relative to This Agreement	17
Section 4.04	Consents and Approvals; No Violations	17
Section 4.05	Financial Statements	17
Section 4.06	Absence of Certain Changes	18
Section 4.07	No Undisclosed Liabilities	18
Section 4.08	Accuracy of Statements	18
Section 4.09	No Default	18
Section 4.10	Litigation	18
Section 4.11	Compliance with Applicable Law	18
Section 4.12	Taxes	19
Section 4.13	ERISA	19

		Page

ARTICLE IX
POST-EFFECTIVE DATE COVENANTS
Section 9.01	Further Instruments and Actions	53
ARTICLE X
MISCELLANEOUS
Section 10.01	Survival of Representations, Warranties and Covenants; Escrow	53
Section 10.02	Notices	54
Section 10.03	Descriptive Headings	55
Section 10.04	Counterparts	55
Section 10.05	Entire Agreement; Assignment	55
Section 10.06	Governing Law; Jurisdiction and Service of Process	55
Section 10.07	Publicity	55
Section 10.08	Parties in Interest	56

Exhibits

Exhibit 2.01	Certificate of Merger
Exhibit 3.01(a)	Shareholder Information
Exhibit 4.02	Chesapeake Securities Issued and Outstanding; Chesapeake Ownership of Other Businesses
Exhibit 4.04	Chesapeake Required Consents and Approvals; List of Violations
Exhibit 4.05	Supplemental Disclosures to Chesapeake Financial Statements
Exhibit 4.06	Chesapeake Absence of Certain Changes
Exhibit 4.08	Due Diligence Disclosure Materials
Exhibit 4.09	Chesapeake Defaults
Exhibit 4.10	Chesapeake Litigation
Exhibit 4.11	Chesapeake Absent Permits; Legal Violations
Exhibit 4.12	Chesapeake Tax Statutes of Limitations
Exhibit 4.13	Chesapeake Employee Benefit Plan Obligations
Exhibit 4.14	Chesapeake's Intellectual Property
Exhibit 4.15	Chesapeake Change in Control Agreements
Exhibit 4.17	Operations of Chesapeake
Exhibit 4.18	Chesapeake Insurance Coverage
Exhibit 4.19	Chesapeake Assets
Exhibit 4.20	Chesapeake Improper and Other Payments
Exhibit 4.21(b)	Interests in Chesapeake's Property
Exhibit 4.22	Chesapeake Real Property; Leases
Exhibit 4.23	Chesapeake Contracts
Exhibit 4.24	Chesapeake Notes and Accounts Receivable
Exhibit 4.28	Chesapeake Miscellaneous Transactions
Exhibit 5.02	Widepoint's Capitalization and Subsidiaries
Exhibit 5.04	Widepoint Required Consents and Approvals; List of Violations
Exhibit 5.05	Widepoint Reports
Exhibit 5.08	Widepoint Defaults
Exhibit 5.09	Widepoint Litigation
Exhibit 5.10	Widepoint Absent Permits; Legal Violations
Exhibit 5.11	Widepoint Finders
Exhibit 5.14	Widepoint Tax Statutes of Limitations
Exhibit 5.15	Widepoint Employee Benefit Plan Obligations
Exhibit 5.16	Widepoint's Intellectual Property
Exhibit 5.17	Widepoint Change in Control Agreements
Exhibit 5.18	Operations of Widepoint
Exhibit 5.19	Widepoint Insurance Coverage
Exhibit 5.20	Widepoint Improper and Other Payments
Exhibit 5.21	Widepoint Real Property; Leases
Exhibit 5.22	Widepoint Power of Attorney
Exhibit 5.26	Widepoint Miscellaneous Transactions
Exhibit 6.10	Chesapeake Employment or Consulting Agreements
Exhibit 7.02(e)	Opinion of Kelley Drye & Warren LLP

Exhibit 7.03(e)	Opinion of Foley & Lardner LLP
Exhibit 10.01(b)	Escrow Agreement
Exhibit 10.01(c)	Share Legend

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER is dated as of March 24, 2004, by and among Widepoint Corporation, a Delaware corporation (“Widepoint”); Chesapeake Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Widepoint (“Acquisition”); Chesapeake Government Technologies, Inc., a Delaware corporation (“Chesapeake”); and Mark C. Fuller, John Crowley and Jay O. Wright (the “Shareholders”).

RECITALS

        A.        The parties intend that this transaction shall be treated as a tax-free reorganization pursuant to Section 368 of the United States Internal Revenue Code of 1986, as amended.

ARTICLE I

DEFINITIONS

        1.01    Definitions.   The following terms shall have the following meanings for purposes of this Agreement:

        “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        “Agreement” means this Agreement, all Exhibits hereto, and all amendments made hereto and thereto by written agreement among the parties.

        “Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in Washington, D.C., are generally closed for business.

        “Certificates” has the meaning set forth in Section 3.01(b) hereof.

        “Certificate of Merger” has the meaning set forth in Section 2.01 hereof.

        “Chesapeake Assisted Revenues” has the meaning set forth in Section 6.15 hereof.

        “Chesapeake Benefit Plans” has the meaning set forth in Section 4.13(a) hereof.

        “Chesapeake Business” has the meaning set forth in Section 6.15 hereof.

        “Chesapeake Confidential Information” means all confidential information concerning Chesapeake or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Chesapeake or the Shareholders in connection with Widepoint’s due diligence review of Chesapeake, (iii) was not in Widepoint’s possession prior to disclosure thereof to Widepoint in connection with the transactions contemplated herein, and (iv) was not independently developed by Widepoint.

        “Chesapeake Material Adverse Change” means a change (or circumstance involving a prospective change) that has or can reasonably be expected to have a material, adverse impact on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Chesapeake, taken as a whole. “Chesapeake Material Adverse Effect” means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Chesapeake that is or can reasonably be expected to be materially adverse.

        “Chesapeake Permits” has the meaning set forth in Section 4.11 hereof.

        “Chesapeake Shares” means the six thousand (6,000) shares of common stock, par value $0.01 per share, of Chesapeake as held of record by the Shareholders.

        “Chesapeake Sourced Revenues” has the meaning set forth in Section 6.15 hereof.

        “Closing” means the consummation of the transactions contemplated herein, as provided in Section 2.05 hereof.

        “Closing Date” has the meaning set forth in Section 2.05 hereof.

        “Code” means the United States Internal Revenue Code of 1986, as amended.

        “Company Sales Contract” has the meaning set forth in Section 4.28 hereof.

        “Delaware General Corporation Law” means Title 8, Chapter 1 of the Delaware Code, as amended.

        “Damages” means any and all incurred or asserted claims, actions, demands, losses, costs, reasonable expenses, liabilities, penalties and damages (including reasonable attorneys’ fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the term “Damages” shall include any and all reasonable attorneys’ fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. Without limitation, “Damages” shall include reasonable fees and disbursements of counsel incurred by any Indemnified Party in an action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        “Effective Date” has the meaning set forth in Section 2.01 hereof.

        “Effective Time” has the meaning set forth in Section 2.01 hereof.

        “Employment and Consulting Agreements” has the meaning set forth in Section 6.10 hereof, and substantially in the forms attached hereto in Exhibit 6.10.

        “Escrow Agent” has the meaning set forth in Section 10.01(b) hereof.

        “Escrow Release Formula” has the meaning set forth in Section 6.15 hereof.

        “Escrow Agreement” has the meaning set forth in Section 10.01(b) hereof, and substantially in the form attached hereto as Exhibit 10.01(b).

        “Escrow Period” has the meaning set forth in Section 10.01(b) hereof.

        “Escrow Shares” has the meaning set forth in Section 10.01(b) hereof.

        “Financial Statements” means the audited financial statements of Chesapeake as of March 24, 2004 (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statement of income and expenses for such period.

        “GAAP” means U.S. generally accepted accounting principles in effect from time to time.

        “Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, agency, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        “Indemnified Person” means the Person or Persons entitled to, or claiming a right to, indemnification.

        “Indemnifying Person” means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

        “Intellectual Property” means any and all trademarks, trade names, domain names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights. The term “Chesapeake’s Intellectual Property” means any and all Intellectual Property owned or used by Chesapeake in the conduct of its business, as defined in Section 4.14 hereof and set forth in Exhibit 4.14 attached hereto. The term “Widepoint’s Intellectual Property” means any and all Intellectual Property owned or used by Widepoint and its Subsidiaries in the conduct of their business, as defined in Section 5.16 hereof and set forth in Exhibit 5.16 attached hereto.

        “Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

        “Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

        “Merger” has the meaning set forth in Section 2.01 hereof.

        “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, limited liability partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

        “SEC” means the Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Subsidiaries” means any Person 50.1% or more of the voting power of which is controlled by another Person.

        “Surviving Corporation” has the meaning set forth in Section 2.01 hereof.

        “Taxes” means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, severance, employee’s income and employment tax withholding, other withholding, unemployment taxes, interest, penalties and/or additions to tax attributable thereto, which are imposed by any Governmental Authority.

        “Tax Return” means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

        “Widepoint Benefit Plans” has the meaning set forth in Section 5.20(a) hereof.

        “Widepoint Common Stock” has the meaning set forth in Section 5.02(a) hereof.

        “Widepoint Confidential Information” means all confidential information concerning Widepoint or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Widepoint, (iii) was not in the possession of Chesapeake, or the Shareholders prior to disclosure thereof to Chesapeake or the Shareholders in connection with the transactions contemplated herein, and (iv) was not independently developed by Chesapeake or the Shareholders.

        “Widepoint Material Adverse Change” means a change (or circumstance involving a prospective change) that has or can reasonably be expected to have a material, adverse impact on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Widepoint and any of its Subsidiaries, taken as a whole.

        “Widepoint Material Adverse Effect” means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Widepoint and any of its Subsidiaries, taken as a whole, that is or can reasonably be expected to be materially adverse.

        “Widepoint Permits” has the meaning set forth in Section 5.10 hereof.

        “Widepoint SEC Reports” has the meaning set forth in Section 5.05 hereof.

ARTICLE II

THE MERGER AND PLAN OF REORGANIZATION

        Section 2.01   The Merger.   Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, unless the parties shall otherwise agree, a certificate of merger in the form attached hereto as Exhibit 2.01 (the “Certificate of Merger”) providing for the merger of Acquisition with and into Chesapeake (the “Merger”) shall be duly prepared, executed and filed by Chesapeake, as the surviving corporation (sometimes also referred to as the “Surviving Corporation”), in accordance with the relevant provisions of the Delaware General Corporation Law, and the parties hereto shall take all other actions required by law to make the Merger effective. Following the Merger, Chesapeake, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and Acquisition shall cease to exist. The Merger shall be effective at the time (the “Effective Time”) and on the date (the “Effective Date”) that a properly executed Certificate of Merger is duly filed with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law; provided, however, that by mutual consent of the parties, such Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after such filing. After the Effective Time and Effective Date, a closing shall take place at the District of Columbia offices of Foley &Lardner, LLP, corporate counsel to WidePoint, as set forth in Section 2.05 hereof.

        Section 2.02   Effects of the Merger.   The Merger shall have the effects set forth in the Delaware General Corporation Law. As of the Effective Time, the Surviving Corporation shall become a wholly-owned subsidiary of Widepoint. At the Effective Date, the Certificate of Incorporation of Chesapeake shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Date unless and until amended in accordance with their terms and as provided by law. The bylaws of Chesapeake as in effect on the Effective Date shall be the bylaws of the Surviving Corporation unless and until amended in accordance with their terms and as provided by law.

        Section 2.03   Directors and Officers.   Immediately after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of three (3) persons, with two (2) of such persons being designated by Widepoint, and with the one (1) remaining person being a designee of the Shareholders, with each such director of the Surviving Corporation to serve until their respective successors shall have been duly elected or appointed and shall have been qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation. After the Effective Time, the Board of Directors of Widepoint shall prepare annual proxy statements for the ensuing Annual Meetings of Stockholders of Widepoint at which directors will be elected, with such proxy statements to provide for the nomination of persons to be elected by the stockholders of Widepoint in accordance with the Certificate of Incorporation and bylaws of Widepoint existing as of the date of this Agreement, to be elected by the Widepoint stockholders to serve in the staggered term of office of the directors who are coming up for election at each such ensuing Annual Meeting, also that the Widepoint Board of Directors will, as expeditiously as possible, consist of an aggregate of seven (7) persons, with five (5) of such persons being designated by Widepoint, and with the two (2) remaining persons being designees of the Shareholders, with each such director of Widepoint who is duly elected by the shareholders of Widepoint at the applicable Annual Meeting to serve until his or her respective successor shall have been duly elected or appointed and shall have been qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and bylaws of Widepoint; provided, however, that at any time that the Shareholders are no longer employed by Widepoint or any of its Subsidiaries, including but not limited to Chesapeake after the Effective Date, then the persons who are serving on the Widepoint Board of Directors as designees of the Shareholders shall resign from their positions as directors of Widepoint as of the date that the Shareholders are no longer employed by Widepoint or one of its Subsidiaries, including but not limited to Chesapeake after the Effective Date. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall be construed to result in the persons serving as the members of the Widepoint Board of Directors immediately prior to the Effective Date being less than a majority of the members of the Widepoint Board of Directors at any time after the Effective Date, except only as otherwise provided in Section 6.15(c) of this Agreement.

        Section 2.04   Conversion of Chesapeake Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of Widepoint, Acquisition, Chesapeake or the holder of any of the following securities:

                    (a)      Any shares of capital stock of Chesapeake which are held in the treasury of Chesapeake shall be cancelled.

                    (b)      All issued and outstanding shares of the capital stock of Acquisition shall be converted into and become One Thousand (1,000) issued and outstanding shares of common stock of the Surviving Corporation.

                    (c)      Subject to Sections 2.01, 2.05, 3.01, 3.02 and 10.01(b) of this Agreement, the Chesapeake Shares shall be converted into Four Million Eighty Two Thousand Nine Hundred Eighty (4,082,980) shares of Widepoint Common Stock.

        Section 2.05   Closing.   The closing of the merger (the “Closing”) will take place at the District of Columbia offices of Foley & Lardner, LLP, corporate counsel to WidePoint, at 10:00 A.M. (EST) no later than four (4) Business Days after the receipt by Widepoint of confirmation from the Delaware Secretary of State that the Certificate of Merger has been approved as filed, or at such other place, time and date as the parties may agree upon in writing (the “Closing Date”).

ARTICLE III

CONVERSION OF SHARES

        Section 3.01   Conversion of Chesapeake Shares.

                    (a)      At the Closing, Widepoint shall (i) issue Three Million Two Hundred Sixty-Six Thousand Three Hundred Eighty-Four (3,266,384) shares of Widepoint Common Stock in the names of the Shareholders, as provided in Exhibit 3.01(a) (the “Escrowed Shares”), and deposit such shares with the Escrow Agent pursuant to Section 10.01(b) hereof and (ii) issue and deliver Eight Hundred Sixteen Thousand Five Hundred Ninety Six (816,596) shares of Widepoint Common Stock to the Shareholders, as provided in Exhibit 3.01(a) (the “Delivered Shares)

                    (b)      At the Closing, the Shareholders, as the owners of all of the Chesapeake Shares shall deliver the certificates for such shares (the “Certificates”), and risk of loss and title to the Certificates shall pass upon delivery of the Certificates to Widepoint, and the Shareholders shall deliver and execute all necessary and appropriate stock transfer powers and other documentation as requested by Widepoint to transfer all right, title and interest in and to the Certificates and the Chesapeake Shares to Widepoint. Upon surrender of the Certificates to Widepoint, together with such stock powers or other documentation as requested by Widepoint and duly executed by the Shareholders, the Shareholders shall be entitled to receive in exchange therefore the shares of Widepoint Common Stock provided in Section 3.01(a) hereof, subject to the escrow provisions of Section 10.01(b) hereof, and the Certificates so surrendered shall forthwith be cancelled.

                    (c)      Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Chesapeake Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

        Section 3.02   Adjustments; Delivery of Certificates.   If, between the date of this Agreement and the Effective Time, the Chesapeake Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount into which the Chesapeake Shares will be converted in the Merger shall be correspondingly adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CHESAPEAKE

AND THE SHAREHOLDERS

        Except as provided in Section 4.21 and except with respect to any representations or warranties regarding the “knowledge” or “best knowledge” of any Person for which such representations and warranties shall be made severally and not jointly, Chesapeake and the Shareholders jointly and severally represent and warrant to Widepoint and Acquisition as of the date of this Agreement and on the Effective Date (except as otherwise provided herein) as follows; provided,however, that any disclosure or reference set forth in any Exhibit attached to this Agreement shall apply to and/or qualify any of the representations or warranties set forth in this Article IV:

        Section 4.01   Organization.   Chesapeake is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Chesapeake is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate result in a Chesapeake Material Adverse Effect. Chesapeake has heretofore delivered to Widepoint accurate and complete copies of its Certificate of Incorporation and bylaws, as currently in effect.

        Section 4.02   Capitalization.

                    (a)      The authorized capital stock of Chesapeake consists of ten thousand (10,000) shares of common stock, one cent ($.01) par value per share, of which, as of the date of this Agreement, six thousand (6,000) shares were issued and outstanding, with all of such Chesapeake Shares being owned solely by the Shareholders. All the issued and outstanding Chesapeake Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Chesapeake has issued no other shares of its capital stock nor securities substantially equivalent to capital stock.

        Except as set forth above, in Exhibit 4.02 attached hereto, or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of Chesapeake issued or outstanding nor any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Chesapeake to issue, transfer or sell any of its securities.

                    (b)      Except as disclosed in Exhibit 4.02, Chesapeake does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity, voting or ownership interest in any business other than its own. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Chesapeake is a party or is bound with respect to the voting of the capital stock of Chesapeake.

        Section 4.03   Authority Relative to This Agreement.   Chesapeake has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and the Shareholders of Chesapeake and no other corporate proceedings on the part of Chesapeake are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Chesapeake and the Shareholders and constitutes a valid and binding agreement of them, enforceable against them in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

        Section 4.04   Consents and Approvals; No Violations.   Except as otherwise provided in Exhibit 4.04 attached hereto and in the filing and recordation of the Certificate of Merger, as required by the Delaware General Corporation Law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by Chesapeake of the transactions contemplated by this Agreement. Except as set forth in Exhibit 4.04, neither the execution and delivery of this Agreement by Chesapeake nor the consummation by Chesapeake of the transactions contemplated hereby nor compliance by Chesapeake with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of Chesapeake, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Chesapeake or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not cause a Chesapeake Material Adverse Event and which will not prevent or delay the consummation of the transactions contemplated hereby.

        Section 4.05   Financial Statements.   Chesapeake has delivered to Widepoint copies of the Financial Statements. The Financial Statements present fairly the financial position, assets, liabilities, results of operations and changes in cash flow for Chesapeake for the periods presented therein. The Financial Statements have been prepared in conformity with GAAP, consistently applied during the periods presented therein. The Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of Chesapeake to the extent required by GAAP. Except as set forth in the most recent balance sheet included in the Financial Statements, there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, which would cause a Chesapeake Material Adverse Change, to the extent required by GAAP to be included in such balance sheet. Except as set forth in Exhibit 4.05, none of the Financial Statements or schedules included therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        Section 4.06   Absence of Certain Changes.   Except as set forth in Exhibit 4.06attached hereto, since December 31, 2003, Chesapeake has not taken any of the prohibited actions set forth in Section 6.01, suffered any Chesapeake Material Adverse Changes or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice.

        Section 4.07   No Undisclosed Liabilities.   Except as and to the extent set forth in the Financial Statements, Chesapeake, at March 24, 2004, did not have any material liabilities not reflected on the balance sheet of Chesapeake included in the Financial Statements. Except as and to the extent set forth in such Financial Statements, since February 17, 2004, through and including the Effective Date, Chesapeake has not incurred any liabilities material to the business, operations or financial condition of Chesapeake taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and any liabilities incurred in connection with this Agreement.

        Section 4.08   Accuracy of Statements.   Neither this Agreement nor any written statement, list, certificate or other information furnished by or on behalf of Chesapeake to Widepoint in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact regarding Chesapeake or Chesapeake’s business, or omits to state a material fact necessary to make the statements regarding Chesapeake or Chesapeake’s business contained herein or therein, in light of the circumstances in which they are made, not misleading. A copy of all such written statements, lists, certificates and other information is attached hereto as Exhibit 4.08.

        Section 4.09   No Default.   Except as set forth in Exhibit 4.09 attached hereto, Chesapeake is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake is a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Chesapeake, which defaults or violations would, in the aggregate, result in a Chesapeake Material Adverse Effect or which would materially prevent or delay the consummation of the transactions contemplated hereby.

        Section 4.10   Litigation.   Except as disclosed in Exhibit 4.10 attached hereto, there is no action, suit, proceeding, review or, to the knowledge of Chesapeake, investigation pending or, to the knowledge of Chesapeake, threatened involving Chesapeake, at law or in equity, or before any Governmental Authority.

        Section 4.11   Compliance with Applicable Law.   Chesapeake holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its business (the “Chesapeake Permits”), except for failures to hold such Chesapeake Permits which would not, in the aggregate, result in a Chesapeake Material Adverse Effect. Chesapeake is in compliance with the terms of Chesapeake Permits, except where the failure so to comply would not result in a Chesapeake Material Adverse Effect and which failure is disclosed in Exhibit 4.11 attached hereto. Except as disclosed in Exhibit 4.11 attached hereto, the business of Chesapeake is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Authority.

        Section 4.12   Taxes.   Chesapeake has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and Chesapeake has duly paid, caused to be paid or made adequate provision in the Financial Statements for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns and ending with the Effective Date. To the best of knowledge of Chesapeake and the Shareholders, none of the income tax returns required to be filed by Chesapeake with Governmental Authorities has ever been examined by the government agencies responsible for auditing such returns, and no period during which any assessments may be made by such agencies with respect to such returns or any Taxes due to such Governmental Authorities has expired. No issue or claim has been asserted for Taxes by any taxing authority for any prior period. Except as set forth in Exhibit 4.12 attached hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return of Chesapeake.

        Section 4.13   ERISA.

                    (a)      With respect to each employee benefit plan (including, without limitation, any “employee benefit plan”, as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the “Chesapeake Benefit Plans”), maintained or contributed to by Chesapeake, Chesapeake has delivered to Widepoint a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Chesapeake Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Chesapeake Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Chesapeake Benefit Plan subject to Title IV of ERISA. None of the Chesapeake Benefit Plans are multi-employer plans within the meaning of Section 3(37) of ERISA. Each of the Chesapeake Benefit Plans covered by ERISA (x) has been operated in all material respects in accordance with ERISA, (y) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (z) has met the minimum funding standards of Section 412 of the Code. No material reportable event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any such Plan. Chesapeake has never terminated any pension plan or withdrawn from any multi-employer pension plan.

                    (b)      With respect to Chesapeake Benefit Plans, in the aggregate, no event has occurred, and to the knowledge of Chesapeake and the Shareholders, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which Chesapeake would be subject to any liability, that would result in a Chesapeake Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

                    (c)      Except as set forth in Exhibit 4.13 attached hereto, with respect to Chesapeake Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Financial Statements, which obligations are reasonably likely to result in a Chesapeake Material Adverse Effect.

        Section 4.14   Intellectual Property.

                    (a)       Exhibit 4.14 attached hereto is an accurate and complete list of all of Chesapeake’s Intellectual Property, and reflects Chesapeake’s Intellectual Property that has been duly and properly registered in any jurisdiction. Except as otherwise specified in Exhibit 4.14, Chesapeake owns, has the right to use, sell, license, dispose of, and to bring actions for the misappropriation of Chesapeake’s Intellectual Property, and to the best knowledge of Chesapeake and the Shareholders, without any conflict with or infringement of the rights of others, free and clear of all Liens.

                    (b)      Chesapeake has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and protect its proprietary rights in, its Intellectual Property.

                    (c)      Except as set forth in Exhibit 4.14 attached hereto, no claim is pending or, to the knowledge of Chesapeake or the Shareholders, threatened to the effect that the present or past operations of Chesapeake infringe upon or conflict with the rights of others with respect to any Intellectual Property and no claim is pending or threatened to the effect that any of the Intellectual Property is invalid or unenforceable. No contract, agreement or understanding with any party exists which would materially impede or prevent the continued use by Chesapeake of the entire right, title and interest of Chesapeake in and to the Intellectual Property.

        Section 4.15   Change in Control.   Except as set forth in Exhibit 4.15 attached hereto, Chesapeake is not a party to any contract, agreement or understanding, which contains a “change in control” provision or “potential change in control”provision.

        Section 4.16   Brokers; Finders.   Chesapeake has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Chesapeake, the Shareholders or Widepoint for any brokerage or finder’s commission, fee or similar compensation, except as set forth in Exhibit 5.11.

        Section 4.17   Operations of Chesapeake.   Except as set forth in Exhibit 4.17 attached hereto, Chesapeake has not since February 17, 2004:

                    (a)      amended its Certificate of Incorporation or bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                    (b)      issued, sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock;

                    (c)      waived any right of material value to its business which in each instance is worth in excess of $1,000.00 or in the aggregate is worth greater than $1,000.00;

                    (d)      made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                    (e)      made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

                    (f)      entered into any lease (as lessor or lessee), sold, abandoned or made any other disposition of any of its tangible assets, granted or suffered any Lien on any of its assets or properties, entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party, in each instance, worth more than $1,000.00;

                    (g)      except for property or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person, which is in each instance valued at more than $1,000.00, or in the aggregate valued at more than $1,000.00;

                    (h)      paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                    (i)      suffered or incurred any damage, destruction or loss (whether or not covered by insurance) constituting a Chesapeake Material Adverse Effect or Chesapeake Material Adverse Change;

                    (j)      entered into any other material contract or other agreement or other material transaction;

                    (k)      been advised or otherwise become aware that any of its existing contracts for the performance of services or the license of any portion of Chesapeake’s Intellectual Property is to be terminated or substantially modified other than in accordance with its terms or as reflected in Exhibit 4.17;

                    (l)      declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

                    (m)      made any loan to, or entered into any other transaction with, any of its directors, officers or employees other than in the ordinary course of business;

                    (n)      adopted, amended, modified or terminated any bonus, profit-sharing, incentive or other plan, contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Chesapeake Benefit Plan);

                    (o)      made or pledged to make any charitable or other capital contribution other than in the ordinary course of business; or

                    (p)      committed to any of the foregoing.

        Section 4.18   Insurance.   Exhibit 4.18 attached hereto is an accurate and complete list of all policies of fire, liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to Chesapeake, and Chesapeake has heretofore delivered to Widepoint a true and complete copy of all such policies, including all occurrence-based policies applicable to Chesapeake for all periods prior to the Effective Date. To the knowledge of each of Chesapeake and the Shareholders, there are no pending claims of Chesapeake under any of such policies; such policies (and binders, if any) are valid and enforceable in accordance with their terms and are in full force and effect; and all the insurable properties and assets of Chesapeake are insured for Chesapeake’s benefit, in amounts and coverages deemed adequate by Chesapeake’s management, against all risks usually insured against by persons operating similar properties and assets in the localities where such properties or assets are located, under valid and enforceable policies issued by insurers of recognized responsibility.

        Section 4.19   Assets.   Except as set forth in Exhibit 4.19 attached hereto, the assets of Chesapeake, which are material to its business and operations, are in good operating and/or marketable condition and repair, and are owned by Chesapeake free and clear of all Liens.

        Section 4.20   Improper and Other Payments.   To the knowledge of Chesapeake and the Shareholders, except as set forth in Exhibit 4.20, none of Chesapeake, any of its directors, officers, employees, agents or representatives, nor any Person acting on behalf of any of them, has made, paid or received (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate or (c) any improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act).

        Section 4.21   Additional Representations.

                    (a)      Each of the Shareholders jointly and severally represents that none of them has entered into any agreement or understanding to purchase, sell, exchange, pledge, hypothecate, Lien, transfer by gift or otherwise dispose of any Chesapeake Shares prior to the date hereof, nor will the Shareholders enter into any such agreement or understanding prior to the Closing.

                    (b)      None of the Shareholders or any of their respective Affiliates has or claims to have any direct or indirect interest in any tangible or intangible items used in Chesapeake’s business, except as a holder of the Chesapeake Shares. Each of the Shareholders represents that, except as disclosed on Exhibit 4.21(b) attached hereto, none of the Shareholders nor any of their respective Affiliates has any direct or indirect interest in any other Person which conducts a business similar to, has any contract or arrangement with, or does business or is involved in any way with, Chesapeake. Exhibit 4.21(b) contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

                    (c)      The Shareholders shall vote in favor of this Agreement and the transactions contemplated herein at the shareholders’ meeting described in Section 6.06 hereof.

        Section 4.22   Real Property.

                    (a)       Chesapeake does not own any real property.

                    (b)       Exhibit 4.22 attached hereto lists and describes briefly all real property leased or subleased to Chesapeake. Chesapeake has delivered to Widepoint correct and complete copies of the leases and subleases listed in Exhibit 4.22. With respect to each lease and sublease listed in Exhibit 4.22:

                                (i)      the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                                (ii)      the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                (iii)      no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                                (iv)      no party to the lease or sublease has repudiated any provision thereof;

                                (v)      there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                                (vi)      with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                                (vii)      Chesapeake has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                (viii)      all facilities leased or subleased thereunder have received all approvals of Governmental Authorities required in connection with the operation thereof and have been operated and maintained in accordance with all laws;

                                (ix)      to Chesapeake’s knowledge, there are no restrictions that impair the current use or occupancy of the property that is subject to the lease;

                                (x)      the properties and facilities currently occupied by Chesapeake are not being used by Chesapeake to make, store, handle, treat, dispose, generate, or transport hazardous substances in violation of any laws; and

                                (xi)      to Chesapeake’s knowledge, hazardous substances have never been made, stored, handled, treated, disposed of, generated, or transported on or from the properties and facilities occupied by Chesapeake during the term of such occupancy, except in accordance with applicable law.

        Section 4.23   Contracts.   Exhibit 4.23 lists the following contracts and other agreements to which Chesapeake is a party, as well as all the contracts to which any of the Shareholders is a party which affect and/or are a part of the Chesapeake Business:

                    (a)       any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for annual lease payments in excess of $25,000 per annum;

                    (b)       any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Chesapeake, or involve annual consideration in excess of $25,000;

                    (c)       any agreement concerning a partnership or joint venture;

                    (d)       any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

                    (e)       any agreement concerning confidentiality or noncompetition;

                    (f)       any agreement with any of the Shareholders and their Affiliates;

                    (g)       any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers or employees;

                    (h)       any collective bargaining agreement;

                    (i)       any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $1,000 or providing severance benefits;

                    (j)       any agreement under which it has advanced or loaned any amount to any of its directors, officers or employees outside the ordinary course of business;

                    (k)       any agreement under which the consequences of a default or termination could have a Chesapeake Material Adverse Effect; or

                    (l)       any other agreement (or group of related agreements) the performance of which involves annual consideration in excess of $1,000.

        Chesapeake has delivered to Widepoint a correct and complete copy of each written agreement listed in Exhibit 4.23 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Exhibit 4.23. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default, or permit termination, modification or acceleration under the agreement; and (iv) no party has repudiated any material provision of the agreement.

        Section 4.24   Notes and Accounts Receivable.   All notes and accounts receivable of Chesapeake are reflected properly on their books and records, are valid receivables and subject to no setoffs or counterclaims, are current and collectible, subject only to the reserve for bad debts set forth on the face of the most recent balance sheet contained in the Financial Statements. Listed in Exhibit 4.24 are all notes or accounts receivable of Chesapeake

        Section 4.25   Powers of Attorney.   There are no outstanding powers of attorney executed on behalf of Chesapeake.

        Section 4.26   Employees.   To the knowledge of Chesapeake and the Shareholders, no executive, key employee, or group of employees has any plans to terminate employment with Chesapeake and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Chesapeake. Chesapeake is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Chesapeake has not committed any unfair labor practice.

        Section 4.27   Guaranties.   Chesapeake is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

        Section 4.28   Miscellaneous Transactions.   Except as set forth on Exhibit 4.28attached hereto, Chesapeake has not engaged in any transaction (or series of related transactions) in the past three (3) fiscal years, or any transaction (or series of related transactions) that is ongoing, that involves (a) any swap of revenue streams; (b) any off-balance sheet financing of any asset; (c) any payments to or credit arrangements with any customers or potential customers in an amount individually in excess of one thousand dollars ($1,000) in connection with entering into any sales contract involving products or services (a “Company Sales Contract”) of Chesapeake; (d) any long- or short-term commitment by Chesapeake to purchase goods or services of any other company in exchange for or in connection with entering into any Company Sales Contract; (e) any grant of any right to acquire any securities of Chesapeake in connection with entering into any Company Sales Contract; or (f) any other arrangement, understanding or agreement with any third party that would have the effect of artificially reducing Chesapeake’s expenses, increasing its net revenues or otherwise distorting its results of operations and financial condition such that the financial statements of Chesapeake do not or will not fairly present in all material respects the financial position of Chesapeake as of the date of such financial statements and the results of Chesapeake’s operations and cash flows for the periods therein indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments) in accordance with GAAP, consistently applied during the periods therein indicated (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or may exclude certain adjusting entries that are otherwise made at year-end).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF WIDEPOINT AND ACQUISITION

        Widepoint and Acquisition represent and warrant to Chesapeake and the Shareholders as of the date of this Agreement and on the Effective Date (except as otherwise provided herein) as follows:

        Section 5.01   Organization.   Each of Widepoint and its Subsidiaries, including Acquisition, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Widepoint and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate result in a Widepoint Material Adverse Effect. Widepoint has heretofore delivered to Chesapeake accurate and complete copies of the Certificate of Incorporation and bylaws, as currently in effect, of Widepoint and Acquisition.

        Section 5.02   Capitalization.

                    (a)      The authorized capital stock of Widepoint consists of: (i) 50,000,000 authorized shares of common stock, par value $0.001 per share (“Widepoint Common Stock”), of which, as of the date hereof, 15,579,913 shares were issued and outstanding, and all of which are validly issued, fully paid and non-assessable and free of preemptive rights; (ii) 10,000,000 authorized shares of preferred stock, par value $0.001- per share, none of which shares are issued and outstanding; (iii) contractual rights (options, warrants, SARs and other equity-like instruments) to acquire 2,113,000 shares of Widepoint Common Stock and/or to participate in the growth of the value of Widepoint as if it were a right to receive Widepoint Common Stock, a detailed list of which is set forth on Exhibit 5.02 attached hereto listing the exercise price, conversion terms (cash or cashless), expiration and other materially relevant data; and (iv) bonus arrangements based upon the profits of Widepoint or otherwise directly or indirectly dilute the equity ownership of Widepoint shareholders, a detailed list of which is set forth on Exhibit 5.02.

                    (b)       Exhibit 5.02 attached hereto sets forth the name, jurisdiction of incorporation and capitalization of each Subsidiary of Widepoint. Except as disclosed in Exhibit 5.02, Widepoint does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity, voting or ownership interest in any business. All of the outstanding shares of capital stock of each of Widepoint’s Subsidiaries have been validly issued and are fully paid and non-assessable and, except as set forth in Exhibit 5.02, are owned by Widepoint free and clear of all Liens. Other than such capital stock, no Person has any right (including preemptive rights) to acquire any shares of capital stock or equity securities in any of Widepoint’s Subsidiaries. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Widepoint or Acquisition is a party or is bound with respect to the voting of the capital stock of Widepoint or any of its Subsidiaries, including Acquisition.

                    (c)      The Escrow Shares and the Delivered Shares shall constitute an aggregate of fifteen percent (15%) of the fully diluted equity of Widepoint as of the Effective Date, taking into account all then outstanding (whether vested or not) stock options, warrants, SARs, bonus arrangements and other equity-like instruments or rights convertible into Widepoint Common Stock that, directly or indirectly, dilute the equity ownership of other Widepoint shareholders.

        Section 5.03   Authority Relative to this Agreement.   Each of Widepoint and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Widepoint and Acquisition and by Widepoint as the sole stockholder of Acquisition and no other corporate proceedings on the part of Widepoint or Acquisition are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Widepoint and Acquisition and constitutes a valid and binding agreement of each of Widepoint and Acquisition, enforceable against each of Widepoint and Acquisition in accordance with its terms. All of the Widepoint Common Stock to be issued in the Merger has been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid and non-assessable, and no Person will have any preemptive right of subscription or purchase in respect thereof. All Widepoint Common Stock issued pursuant to this Agreement will, when issued, be privately issued shares in a non-public transaction which is not required to be registered under the Securities Act and the Securities Exchange Act and which is part of an exempt transaction under any applicable state securities laws.

        Section 5.04   Consents and Approvals; No Violations.   Except as set forth on Exhibit 5.04 attached hereto and the filing and recordation of a Certificate of Merger, as required by the Delaware General Corporation Law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by Widepoint and Acquisition of the transactions contemplated by this Agreement. Except as set forth in Exhibit 5.04 attached hereto, neither the execution and delivery of this Agreement by Widepoint or Acquisition nor the consummation by Widepoint or Acquisition of the transactions contemplated hereby nor compliance by Widepoint or Acquisition with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of Widepoint or Acquisition, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Widepoint or any of its Subsidiaries (including Acquisition) is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Widepoint, any of its Subsidiaries (including Acquisition) or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not cause a Widepoint Material Adverse Effect and which will not prevent or delay the consummation of the transactions contemplated hereby.

        Section 5.05   Reports.   Except as provided in Exhibit 5.05 attached hereto, Widepoint has filed all required forms, reports and documents with the SEC since December 31, 2001 (collectively, the “Widepoint SEC Reports”), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and copies of which have been supplied to Chesapeake.

        Section 5.06   Accuracy of Statements.   Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Widepoint to Chesapeake in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact regarding Widepoint or Widepoint’s business, or omits or will omit to state a material fact necessary to make the statements regarding Widepoint or Widepoint’s business contained herein or therein, in light of the circumstances in which they are made, not misleading.

        Section 5.07   No Undisclosed Liabilities.   Except as and to the extent set forth in the Widepoint SEC Reports, neither Widepoint nor any of its Subsidiaries had at December 31, 2003, any liabilities required by GAAP to be reflected on a consolidated balance sheet of Widepoint and its Subsidiaries. Except as and to the extent set forth in such Widepoint SEC Reports, since such date and through and including the Effective Date, neither Widepoint nor any of its Subsidiaries has incurred any liabilities material to the business, operations or financial condition of Widepoint and its Subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

        Section 5.08   No Default.   Except as set forth in Exhibit 5.08 attached hereto, neither Widepoint nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Widepoint or any of its Subsidiaries is a party or by which they or either of them or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Widepoint or any of its Subsidiaries, which defaults or violations would, in the aggregate, result in a Widepoint Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

        Section 5.09   Litigation.   Except as disclosed in the Widepoint SEC Reports or in Exhibit 5.09 attached hereto, there is no action, suit, proceeding, review or, to the knowledge of Widepoint or Acquisition, investigation pending or, to the knowledge of Widepoint or Acquisition, threatened involving Widepoint or any of its Subsidiaries, at law or in equity, or before any Governmental Authority.

        Section 5.10   Compliance with Applicable Law.   Widepoint and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective business (the “Widepoint Permits”), except for failures to hold such Widepoint Permits which would not, in the aggregate, constitute a Widepoint Material Adverse Effect. Widepoint and its Subsidiaries are in compliance with the terms of the Widepoint Permits, except where the failure so to comply would not result in a Widepoint Material Adverse Effect and which failure is disclosed in Exhibit 5.10 attached hereto. Except as disclosed in Exhibit 5.10 attached hereto, the businesses of Widepoint and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Authority.

        Section 5.11   Brokers; Finders.   Except as set forth in Exhibit 5.11 attached hereto, Widepoint has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim for any brokerage or finder’s commission, fee or similar compensation. Widepoint shall be responsible for any brokerage commission or other compensation payable to the broker identified in Exhibit 5.11, and Widepoint shall indemnify, defend and save Chesapeake and the Shareholders harmless from and against any loss, cost, damage or expense (including reasonable attorneys’ fees) arising from a breach of such representation, warranty or covenant.

        Section 5.12   Interim Operations of Acquisition.   Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no business activities except as contemplated hereby.

        Section 5.13   Section 368 Transaction.   During the period of time when the Shareholders are employed by Widepoint pursuant to the terms of the Employment Agreements attached hereto as Exhibit 6.10(a) or retained by Widepoint pursuant to the terms of the Consulting Agreements attached hereto as Exhibit 6.10(b), then the parties agree to cooperate in seeking the treatment of the transactions occurring under this Agreement to be accounted for as a “tax-free reorganization” under Section 368 of the Code; provided, however, that the parties recognize and agree that there can be no assurances of the actual tax treatment that will apply to the transactions occurring under this Agreement.

        Section 5.14   Taxes.   Widepoint and its Subsidiaries have duly filed all material federal, state, local and foreign tax returns required to be filed by them, and have duly paid, caused to be paid or made adequate provision in their financial statements for the payment of all Taxes required to be paid in respect of the periods covered by such returns and have made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns and ending with the Effective Date. To the best of knowledge of Widepoint, none of the income tax returns required to be filed by Widepoint and/or its Subsidiaries with Governmental Authorities has ever been examined by the government agencies responsible for auditing such returns, and no period during which any assessments may be made by such agencies with respect to such returns or any Taxes due to such Governmental Authorities has expired. No issue or claim has been asserted for Taxes by any taxing authority for any prior period. Except as set forth in Exhibit 5.19 attached hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return of Widepoint or any of its Subsidiaries.

        Section 5.15   ERISA.

                    (a)      With respect to each employee benefit plan (including, without limitation, any “employee benefit plan”, as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the “Widepoint Benefit Plans”), maintained or contributed to by Widepoint or any of its Subsidiaries, Widepoint has made available to Chesapeake a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Widepoint Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Widepoint Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Widepoint Benefit Plan subject to Title IV of ERISA. None of the Widepoint Benefit Plans are multi-employer plans within the meaning of Section 3(37) of ERISA. Each of the Widepoint Benefit Plans covered by ERISA (x) has been operated in all material respects in accordance with ERISA, (y) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (z) has met the minimum funding standards of Section 412 of the Code. No material reportable event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any such Plan. Neither Widepoint nor any of its Subsidiaries has ever terminated any pension plan or withdrawn from any multi-employer pension plan.

                    (b)      With respect to Widepoint Benefit Plans, in the aggregate, no event has occurred, and to the knowledge of Widepoint, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which Widepoint or any of its Subsidiaries would be subject to any liability, that would result in a Widepoint Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

                    (c)      Except as set forth in Exhibit 5.14 attached hereto, with respect to Widepoint Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP in the Widepoint SEC Reports, which obligations are reasonably likely to result in a Widepoint Material Adverse Effect.

        Section 5.16   Intellectual Property.

                    (a)       Exhibit 5.15 attached hereto is an accurate and complete list of all of Widepoint’s Intellectual Property, and reflects Widepoint’s Intellectual Property that has been duly and properly registered in any jurisdiction. Except as otherwise specified in Exhibit 5.15, Widepoint and its Subsidiaries own, have the right to use, sell, license, dispose of, and to bring actions for the misappropriation of Widepoint’s Intellectual Property, and to the best knowledge of Widepoint, without any conflict with or infringement of the rights of others, free and clear of all Liens.

                    (b)      Widepoint and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and protect their proprietary rights in, their Intellectual Property.

                    (c)      Except as set forth in Exhibit 5.15 attached hereto and to the knowledge of Widepoint, no claim is pending or, to the knowledge of Widepoint, threatened to the effect that the present or past operations of Widepoint and/or its Subsidiaries infringe upon or conflict with the rights of others with respect to any Intellectual Property and no claim is pending or threatened to the effect that any of the Intellectual Property is invalid or unenforceable. To the knowledge of Widepoint, no contract, agreement or understanding with any party exists which would materially impede or prevent the continued use by Widepoint and its Subsidiaries of the entire right, title and interest of Widepoint and its Subsidiaries in and to the Intellectual Property.

        Section 5.17   Change in Control.   Except as set forth in Exhibit 5.16 attached hereto, neither Widepoint nor any of its Subsidiaries is a party to any contract, agreement or understanding, which contains a “change in control” provision or “potential change in control” provision.

        Section 5.18   Operations of Widepoint and Subsidiaries.   Except as set forth in Exhibit 5.17 attached hereto, neither Widepoint nor any of its Subsidiaries has since December 31, 2003:

                    (a)      amended its Certificate of Incorporation or bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                    (b)      issued, sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock;

                    (c)      waived any right of material value to its business which in each instance is worth in excess of $10,000.00 or in the aggregate is worth greater than $25,000.00;

                    (d)      made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                    (e)      made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

                    (f)      entered into any lease (as lessor or lessee), sold, abandoned or made any other disposition of any of its tangible assets, granted or suffered any Lien on any of its assets or properties, entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party, in each instance, worth more than $10,000.00, except for the lease the Company entered into in February 2004 located at One Lincoln Centre, Oakbrook Terrace, Il 60181.;

                    (g)      except for property or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person, which is in each instance valued at more than $10,000.00, or in the aggregate valued at more than $25,000.00;

                    (h)      paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                    (i)      suffered or incurred any damage, destruction or loss (whether or not covered by insurance) constituting a Widepoint Material Adverse Effect or Widepoint Material Adverse Change;

                    (j)      entered into any other material contract or other agreement or other material transaction;

                    (k)      been advised or otherwise become aware that any of its existing contracts for the performance of services or the license of any portion of Widepoint’s Intellectual Property is to be terminated or substantially modified other than in accordance with its terms or as reflected in Exhibit 5.17;

                    (l)      declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

                    (m)      made any loan to, or entered into any other transaction with, any of its directors, officers or employees other than in the ordinary course of business;

                    (n)      adopted, amended, modified or terminated any bonus, profit-sharing, incentive or other plan, contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Widepoint Benefit Plan);

                    (o)      made or pledged to make any charitable or other capital contribution other than in the ordinary course of business; or

                    (p)      committed to any of the foregoing.

        Section 5.19   Insurance.   Exhibit 5.18 attached hereto is an accurate and complete list of all policies of fire, liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to Widepoint or its Subsidiaries, and Widepoint has heretofore made available to Chesapeake a true and complete copy of all such policies, including all occurrence-based policies applicable to Widepoint or its Subsidiaries for all periods prior to the Effective Date.

        Section 5.20   Improper and Other Payments.   To the knowledge of Widepoint, except as set forth in Exhibit 5.19, none of Widepoint or any of its Subsidiaries, any of their directors, officers, employees, agents or representatives, nor any Person acting on behalf of any of them, has made, paid or received (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate or (c) any improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act).

        Section 5.21   Real Property.

                    (a)       Neither Widepoint nor any of its Subsidiaries owns any real property.

                    (b)       Exhibit 5.20 attached hereto lists and describes briefly all real property leased or subleased to Widepoint or any of its Subsidiaries. Widepoint has made available to Chesapeake correct and complete copies of the leases and subleases listed in Exhibit 5.20. With respect to each lease and sublease listed in Exhibit 5.20:

                                (i)      the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                                (ii)      the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                (iii)      no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                                (iv)      no party to the lease or sublease has repudiated any provision thereof;

                                (v)      there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                                (vi)      with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                                (vii)      neither Widepoint nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                (viii)      all facilities leased or subleased thereunder have received all approvals of Governmental Authorities required in connection with the operation thereof and have been operated and maintained in accordance with all laws;

                                (ix)      to Widepoint’s knowledge, there are no restrictions that impair the current use or occupancy of the property that is subject to the lease;

                                (x)      the properties and facilities currently occupied by Widepoint and its Subsidiaries are not being used by Widepoint or its Subsidiaries to make, store, handle, treat, dispose, generate, or transport hazardous substances in violation of any laws; and

                                (xi)      to Widepoint’s knowledge, hazardous substances have never been made, stored, handled, treated, disposed of, generated, or transported on or from the properties and facilities occupied by Widepoint and its Subsidiaries during the term of such occupancy, except in accordance with applicable law.

        Section 5.22   Powers of Attorney.   Except as set forth in Exhibit 5.21, there are no outstanding powers of attorney executed on behalf of Widepoint or any of its Subsidiaries.

        Section 5.23   Employees.   To Widepoint’s knowledge, no executive, key employee, or group of employees has any plans to terminate employment with Widepoint or any of its Subsidiaries and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Widepoint or any of its Subsidiaries. None of Widepoint and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of Widepoint and its Subsidiaries has committed any unfair labor practice.

        Section 5.24   Guaranties.   Neither Widepoint nor any of its Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person, except as required in the normal course of it business.

        Section 5.25   Securities; Listing.   To Widepoint’s knowledge, the outstanding shares of Widepoint were issued in accordance with the provisions of the Securities Act or exemptions therefrom, and any relevant state securities laws or pursuant to valid exemptions therefrom. Widepoint is in compliance with all applicable maintenance criteria and other requirements necessary to permit continued listing of the Widepoint Common Stock on the National Association of Securities Dealers, Inc. (“NASD”) Over-the-Counter (“OTC”) Bulletin Boardsystem, and Widepoint has not received evidence to the contrary from the NASD.

        Section 5.26   Miscellaneous Transactions.   Except as set forth on Exhibit 5.25 attached hereto, neither Widepoint nor any of its Subsidiaries has engaged in any transaction (or series of related transactions) in the past three (3) fiscal years, or any transaction (or series of related transactions) that is ongoing, that involves (a) any swap of revenue streams; (b) any off-balance sheet financing of any asset; (c) any payments to or credit arrangements with any customers or potential customers in an amount individually in excess of ten thousand dollars ($10,000) in connection with entering into any Company Sales Contract; (d) any long- or short-term commitment by Widepoint or any of its Subsidiaries to purchase goods or services of any other company in exchange for or in connection with entering into any Company Sales Contract; (e) any grant of any right to acquire any securities of Widepoint in connection with entering into any Company Sales Contract; or (f) any other arrangement, understanding or agreement with any third party that would have the effect of artificially reducing Widepoint’s or any of its Subsidiaries’ expenses, increasing any of their net revenues or otherwise distorting their results of operations and financial condition such that the financial statements of Widepoint and/or its Subsidiaries do not or will not fairly present in all material respects the financial position of Widepoint and its Subsidiaries as of the date of such financial statements and the results of their operations and cash flows for the periods therein indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments) in accordance with GAAP, consistently applied during the periods therein indicated (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or may exclude certain adjusting entries that are otherwise made at year-end).

ARTICLE VI

COVENANTS

        Section 6.01   Covenants of Chesapeake and the Shareholders, and Widepoint and Acquisition.    During the period from the date of this Agreement and continuing until the Effective Date, Chesapeake and the Shareholders jointly and severally on the one hand, and Widepoint and Acquisition on the other hand, agree that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

                    (a)      Each shall carry on its business in the usual, regular and ordinary course, consistent with past practice, and use its best efforts, consistent with past practice, to preserve intact its present business organization, maintain its corporate existence and good standing in its state of incorporation, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

                    (b)      Each shall not, nor shall it propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities.

                    (c)      Each shall not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof and disclosed in Section 4.02 or Section 5.02, respectively, or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof.

                    (d)      Each shall not amend or propose to amend its Certificate of Incorporation or bylaws.

                    (e)      Each shall not acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to their respective business taken as a whole, except pursuant to obligations in effect on the date hereof, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice.

                    (f)      Each shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material Lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

                    (g)      Each shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Financial Statements or the Widepoint SEC Reports, respectively, or incurred in the ordinary course of business consistent with past practice.

                    (h)      Each shall not change any of the accounting principles or practices used by it (except as required by GAAP).

                    (i)      Each shall not agree to take any of the foregoing actions or knowingly take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

                    (j)      Each shall give the other party prompt notice of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, if received by such party subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of such party, taken as a whole, to which such party is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Articles IV or V; and (iii) any Chesapeake Material Adverse Change or any Widepoint Material Adverse Change, respectively.

                    (k)      During the period from the date of this Agreement and continuing until the Effective Time, each party agrees that it will not, without the prior written consent of the other party, except as contemplated by this Agreement, including Section 6.11 hereof, or required by law (i) enter into, adopt, amend or terminate any Chesapeake Benefit Plan or Widepoint Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between Chesapeake or Widepoint or any of its Subsidiaries and one or more of its respective directors or executive officers or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        Section 6.02   Government Filings.   From the date of this Agreement through and including the Effective Date, the parties shall not make any filings with any Governmental Authority with respect to or related to this Agreement without both parties’ mutual agreement except in regards to the required Government Filings required under the requirements of the SEC’s 34 act reporting requirements.

        Section 6.03   No Solicitation.   Neither Chesapeake, the Shareholders, Widepoint nor any of their respective Affiliates, officers, directors, employees, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving Chesapeake or Widepoint (other than the transactions contemplated by this Agreement). Each party shall promptly advise the other party of any such inquiries or proposals it receives from third parties.

        Section 6.04   Access to Information.   Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Chesapeake and Widepoint shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to its pertinent properties, books, contracts, commitments and records and, during such period, each of Chesapeake and Widepoint shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

        Section 6.05   Best Efforts.   Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to have the Closing occur by April 1, 2004, or as soon as practicable thereafter, but in any event prior to May 3, 2004, and to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        Section 6.06   Shareholders Meeting.   Chesapeake shall duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of voting upon this Agreement and the transactions contemplated herein. Chesapeake will, through its Board of Directors, recommend to its shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meeting and shall use its best efforts to hold such meeting on the same day or as soon as practicable after the date hereof, and shall use its best efforts to secure the approval of this Agreement and the transactions contemplated herein, subject to its fiduciary duties under applicable law. The Shareholders agree to vote all of the Chesapeake Shares in approval of this Agreement and the transactions contemplated herein.

        Section 6.07   Contact Clients.   Chesapeake shall permit Widepoint, and Widepoint shall have the right to contact, subject to reasonable conditions, the clients of Chesapeake and to make reasonable inquiries of such clients; provided, however, that Widepoint shall provide Chesapeake with advance notice of any such contact and shall permit Chesapeake to participate in any such contacts with Chesapeake’s clients.

        Section 6.08   Notice Regarding Change in Circumstances.   Chesapeake and the Shareholders shall each give Widepoint written notice promptly upon the occurrence of or Chesapeake and/or the Shareholders becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach or would have caused a breach of any of the representations, warranties, duties and/or obligations of Chesapeake and/or the Shareholders as contained in this Agreement. Widepoint shall give Chesapeake written notice promptly upon the occurrence of or Widepoint becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach or would have caused a breach of any of the representations or warranties of Widepoint or Acquisition as contained in this Agreement.

        Section 6.09   Indemnification.

                    (a)       Indemnification by the Shareholders. Except as set forth herein, each of the Shareholders jointly and severally agrees to indemnify Widepoint against, and agrees to hold Widepoint harmless from, any and all Damages incurred by or asserted against Widepoint as a result of, relating to or arising out of or in connection with any breach of any of the representations or warranties of Chesapeake and/or the Shareholders under this Agreement so long as Widepoint has not committed any breach of this Agreement prior to the Closing hereunder and so long as Widepoint has otherwise satisfied all the conditions required of it set forth in Article VII hereof.

                    (b)       Indemnification by Widepoint. Widepoint agrees to indemnify each of the Chesapeake and the Shareholders against, and agrees to hold each of them harmless from, any breach of any of the representations or warranties of Widepoint under this Agreement, so long as neither Chesapeake nor the Shareholders have committed any breach of this Agreement prior to the Closing hereunder and so long as Chesapeake and the Shareholders have otherwise satisfied all the conditions required of them set forth in Article VII hereof.

                    (c)       Claims. The provisions of this Section 6.09(c) shall be subject to Section 6.09(d) below. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person (“Indemnified Person”) shall promptly give notice to the indemnifying person (“Indemnifying Person”) of such claim and the amount the Indemnified Person reasonably believes it will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person’s claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of two times Prime Rate from, and including, the thirty-fifth (35th) day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

                    (d)       Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person’s delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Damages arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Damages, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person’s counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                    (e)       Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction, injunction, agreement with the effect of an injunction, or Damages shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty (30) days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Damages in connection therewith in excess of the amount of unindemnifiable Damages which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

                    (f)       Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

                    (g)      Cure for Breaches of Covenants. In the event any party to this Agreement breaches any of its covenants or obligations made hereunder (other than covenants and obligations made under Section 6.01 or 6.09 hereof), he/it shall be given ten (10) calendar days within which to cure such breach, following receipt by the breaching party of written notice from the non-breaching party of the existence and the extent of each such breach. The parties acknowledge and agree that the foregoing cure period is reasonable in relation to the covenants and obligations they have undertaken pursuant to this Agreement.

                    (h)      Indemnification Limitations. Notwithstanding anything to the contrary set forth herein, under no circumstances shall the Shareholders (considered as a group) be required to indemnify any other party(ies) for, in the aggregate, more than one hundred per cent (100%) of the Purchase Price, unless the indemnification arises from the gross negligence or intentional misconduct of the Shareholders in which case there shall be no limit on a party’s indemnification obligations hereunder.  Furthermore, notwithstanding anything to the contrary set forth herein, the Shareholders shall satisfy their indemnification obligations hereunder, if any, solely by returning or tendering, as the case may be, Widepoint Common Stock received in exchange for participating in the Merger hereunder. Further, notwithstanding anything to the contrary set forth herein, under no circumstances shall Widepoint be required to indemnify any other party(ies) for, in the aggregate, more than One Hundred Thousand Dollars ($100,000), unless the indemnification arises from the gross negligence or intentional misconduct of Widepoint in which case there shall be no limit on a party’s indemnification obligations hereunder.

                    (i)      The provisions of this Section 6.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his, her or its heirs and representatives.

        Section 6.10   Chesapeake Employment or Consultant Agreements.   At the Closing, Mark C. Fuller and Jack D. Crowley shall execute and deliver to Widepoint the Employment/Non-Competition Agreements attached to this Agreement as Exhibit 6. (a). At the Closing, Jay O. Wright shall execute and deliver to Widepoint the Consulting/Non-Competition Agreement attached to this Agreement as Exhibit 6.10(b).

        Section 6.11   Stock Options.   (a) At the Effective Time, any outstanding option, warrant or other right whatsoever to purchase any Chesapeake Shares shall terminate.

        Section 6.12   Expenses.   Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including but not limited to legal and accounting fees and costs, shall be paid by the party incurring such costs and expenses.

        Section 6.13   Non-Competition Agreements.   [INTENTIONALLY OMITTED]

        Section 6.14   Limitations on Chesapeake Liabilities and Certain Assets.   In the event the total liabilities of Chesapeake immediately prior to the Effective Date exceed the aggregate amount of Thirty Thousand Dollars ($ 30,000.00), then the Shareholders agree to cause Chesapeake prior to the Effective Date to transfer all such excess liabilities to the Shareholders who shall assume such liabilities so that such liabilities will not be liabilities of Chesapeake as of the Effective Date; provided, however, that Chesapeake shall have accrued and retained a sufficient amount of cash necessary to pay in full, within thirty (30) days of the Effective Date, the amount of all income taxes of Chesapeake for all periods up to and through the Effective Date.

        Section 6.15   Escrowed Shares.

                    (a)      Within thirty (30) days following the completion of the fiscal year end audits for 2004, 2005, (and 2006 if required, for each of Widepoint and Chesapeake, but in no event more than one hundred twenty (120) days after the conclusion of each such fiscal year end, Widepoint will instruct the Escrow Agent as to the amount, if any, of Escrowed Shares to be released to the Shareholders as determined by the “Escrow Release Formula.” (as defined below). In the event any Escrowed Shares are to be released to the Shareholders, then such shares shall be promptly released by the Escrow Agent and delivered to the Shareholders in accordance with the terms of the Escrow Agreement in the same proportion in which the Delivered Shares were issued to the Shareholders.

                    (b)      Escrow Release Formula. After the Closing and upon the actual receipt by Widepoint (where “receipt” by Widepoint means receipt by Widepoint or any of its affiliates or subsidiaries) of Chesapeake Sourced Revenues or Chesapeake Assisted Revenues (as defined below) during the time period commencing after the Closing and ending on December 31, 2005(the “Escrow Release Period”), the Escrow Agent shall release (i) one-twelfth (1/12) of the Escrowed Shares to the Shareholders for each One Million Dollars ($1,000,000.00) of Chesapeake Sourced Revenues actually received by Widepoint during the Escrow Release Period, as determined annually by the completed audits of Widepoint for the years ended December 31, 2004 and 2005 , and (ii) one-twenty fourth (1/24) of the Escrowed Shares to the Shareholders for each One Million Dollars ($1,000,000.00) of Chesapeake Assisted Revenues actually received by Widepoint during the Escrow Release Period, as determined annually by the completed audits of Widepoint for the years ended December 31, 2004 and 2005. For purposes of this Agreement, the term “Chesapeake Sourced Revenues” shall mean one hundred percent (100%) of the revenues actually received by Widepoint during the Escrow Release Period which have been originated and generated solely, as reasonably and mutually determined by Widepoint and the Shareholders, from the assets, alliances and relationships of Chesapeake as acquired by Widepoint at the Closing (the “Chesapeake Business”) minus any portion of such revenues which are the subject of disallowances, credits, rebates, reimbursements and/or other decreases to such revenues. For purposes of this Agreement, the term “Chesapeake Assisted Revenues” shall mean fifty percent (50%) of the revenues in excess of the Chesapeake Assisted Revenues Base Amount as actually received by Widepoint during the Escrow Release Period which shall have been originated and generated from the mutually agreed upon efforts of Widepoint and Chesapeake after the Closing, minus any portion of such revenues which are the subject of disallowances, credits, rebates, reimbursements and/or other decreases to such revenues. The Chesapeake Assisted Revenues Base Amount shall be Three Million Two Hundred Thousand Dollars ($3,200,000) for 2004, and for each subsequent annual period shall be determined as the amount of Revenues not associated with The Chesapeake Sourced Revenues or Chesapeake Assisted Revenues that are earned in the prior annual period. The amount of Chesapeake Sourced Revenues applicable for the year 2005 from any particular source, contract or client shall only be the amount of Chesapeake Sourced Revenues actually received by Widepoint for the year ending December 31, 2005 as calculated above, which exceed the amount of Chesapeake Sourced Revenues actually received by Widepoint for the year ending December 31, 2004, as calculated above, from such source, contract or client. The amount of Chesapeake Assisted Revenues applicable for the year 2005 from such, contract or client shall only be the amount of Chesapeake Assisted Revenues actually received by Widepoint for the year ending December 31, 2004 as calculated above, which exceed the amount of Chesapeake Assisted Revenues actually received by Widepoint for the immediately preceding year, as calculated above, from such source, contract or client. Notwithstanding anything to the contrary as contained in this Agreement and/or any other agreement entered into pursuant to the provisions of this Agreement, any Escrowed Shares which are not issuable to the Shareholders at the end of the Escrow Release Period shall be transferred and returned to Widepoint (the “Reversion Shares”), with the books and records of Widepoint being then adjusted to reflect that such Reversion Shares are no longer issued nor outstanding shares of Widepoint Common Stock and with such Reversion Shares being thereafter available for possible future issuance in whatever manner and time as may be determined by a majority of the directors of Widepoint. In the event that the revenues actually received by Widepoint for the three (3) month period ending on September 30, 2005 equal or exceed Three Million Dollars ($3,000,000) of Chesapeake Sourced Revenues or Six Million Dollars ($6,000,000) of Chesapeake Assisted Revenues or a combination thereof, then the Escrow Release Period shall be extended to thereafter expire on December 31, 2006, with the measures of performance applied as stated above for the years 2004 and 2005 being extended to calendar year 2006.

                    (c)      Within the twelve (12) month period immediately following the receipt by Widepoint of at least an aggregate of Twenty-Five Million Dollars ($25,000,000) in Chesapeake Sourced Revenue or an aggregate of Fifty Million Dollar ($50,000,000) in Chesapeake Assisted Revenue, or combination thereof, then the Board of Directors of Widepoint shall prepare annual proxy statements for the ensuing Annual Meetings of Stockholders of Widepoint at which directors will be elected, with such proxy statements to provide for the increase in the size of the Widepoint Board of Directors from a total of seven (7) persons to a total of nine (9) persons and with two (2) additional people to be nominated for elected to the Widepoint Board of Directors, of which one (1) such nominee shall be a designee of the Shareholders and with the remaining one (1) nominee being a designee as determined by the mutual agreement of (A) the directors serving on the Widepoint Board of Directors who have been designated by the Shareholders and (B) the directors serving on the Widepoint Board of Directors who have not been designated by the Shareholders, with each such director of Widepoint who is duly elected by the shareholders of Widepoint at the applicable Annual Meeting to serve until his or her respective successor shall have been duly elected or appointed and shall have been qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and bylaws of Widepoint; provided, however, that at any time that the Shareholders are no longer employed by Widepoint or any of its Subsidiaries, including but not limited to Chesapeake after the Effective Date, then the persons who are serving on the Widepoint Board of Directors as designees of the Shareholders shall resign from their positions as directors of Widepoint as of the date that the Shareholders are no longer employed by Widepoint or one of its Subsidiaries, including but not limited to Chesapeake after the Effective Date.

                    (d)     In the event that Widepoint executes the Sale of a Chesapeake Sourced or Chesapeake Assisted Sourced acquisition during the term of the escrow period then the parties mutually agree to equitably adjust the vesting formula of the Escrow Release.

        Section 6.16   Reverse Split.   The Board of Directors of WidePoint shall determine whether a reverse stock split of the Widepoint Common Stock would materially improve the publicly reported per share sale price of the Widepoint Common Stock. In the event that the Board of Directors of WidePoint determines that such a reverse stock split of the Widepoint Common Stock would materially improve the publicly reported per share sale price of the Widepoint Common Stock, then WidePoint shall use its best efforts to take all actions necessary to prepare a proxy statement for distribution to all Widepoint stockholders for purposes of the stockholders of Widepoint voting upon a proposal to approve such a reverse stock split.

ARTICLE VII

CONDITIONS

        Section 7.01   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

                    (a)      This Agreement shall have been approved and adopted by the affirmative vote of the Shareholders.

                    (b)      Other than the filing provided for by Section 2.01, all authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Authority, and all required third party consents, the failure to obtain which would result in a Chesapeake Material Adverse Effect, shall have been filed, occurred or been obtained.

                    (c)      No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority, which prohibits the consummation of the Merger and shall be in effect.

                    (d)      The Escrow Agreement and Pledge Agreement attached as an exhibit thereto shall have been duly executed by the Shareholders, Widepoint and the Escrow Agent, which agreement shall be effective as of the Effective Date.

                    (e)      The Employment/Non-Competition Agreements shall have been duly executed and delivered to Widepoint by Mark C. Fuller and John D. Crowley and the Consulting/Non-Competition Agreement shall have been duly executed and delivered to Widepoint by Jay O. Wright, and the Employment/Non-Competition Agreements and Consulting/Non-Competition Agreement shall be binding on such parties and effective as of the Effective Date.

        Section 7.02   Conditions of Obligations of Widepoint and Acquisition to Effect the Merger.    The obligations of Widepoint and Acquisition to effect the Merger are further subject to the satisfaction at or prior to the Effective Date of the following conditions, unless waived by Widepoint and Acquisition:

                    (a)      The representations and warranties of Chesapeake and the Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except if and to the extent any failures to be true and correct would not, in the aggregate, result in a Chesapeake Material Adverse Effect.

                    (b)      From the date of this Agreement through and including the Effective Date, except as set forth in Exhibit 4.06, Chesapeake shall not have suffered any Chesapeake Material Adverse Change.

                    (c)      Each of Chesapeake and the Shareholders shall have performed all obligations required to be performed by it or him under this Agreement at or prior to the Effective Date, except where any failures to perform would not, in the aggregate, result in a Chesapeake Material Adverse Effect, and shall provide a certificate of the President of Chesapeake to that effect.

                    (d)      Chesapeake shall furnish Widepoint with copies of (i) resolutions duly adopted by the Board of Directors of Chesapeake approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable Chesapeake to comply with the terms of this Agreement, (ii) the resolution duly adopted by the Shareholders approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of Chesapeake.

                    (e)      Chesapeake and the Shareholders shall furnish Widepoint with an opinion, dated as of the Effective Date, of the law firm of Kelley Drye & Warren LLP, counsel to Chesapeake and the Shareholders, in form and substance satisfactory to Widepoint and its counsel, in the form attached hereto as Exhibit 7.02(e), to the effect that:

                                (i)       Chesapeake is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                                (ii)       Chesapeake has the corporate power to carry on its business as it is being conducted on the Effective Date;

                                (iii)       the authorized capital stock of Chesapeake consists of ten thousand (10,000) shares of common stock, and the Chesapeake Shares issued and outstanding on the date hereof are validly issued and outstanding, fully paid and non-assessable and that between the date hereof and the Effective Date no additional shares of capital stock of Chesapeake have been issued and none of such issued and outstanding Chesapeake Shares were issued in violation of any preemptive rights of shareholders of Chesapeake;

                                (iv)       Chesapeake and the Shareholders have taken all required corporate and shareholder action to approve and adopt this Agreement and the related agreements and contracts contemplated hereby and this Agreement and all Exhibits hereto to which Chesapeake and/or the Shareholders are a party are valid and binding obligations of Chesapeake and/or the Shareholders enforceable against Chesapeake and/or the Shareholders, as the case may be, in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

                                (v)       the execution and delivery of this Agreement by Chesapeake and the Shareholders does not, and the consummation of the transactions contemplated by this Agreement by Chesapeake and the Shareholders will not, constitute (i) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws of Chesapeake, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to Chesapeake, the Shareholders or the respective properties of Chesapeake or the Chesapeake Shares, as known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of Chesapeake or to which Chesapeake is subject and in each case known to such counsel; and

                                (vi)       all filings required to be made by Chesapeake prior to the Effective Date with, and all consents, approvals, permits or authorizations required to be obtained by Chesapeake prior to the Effective Date from, Governmental Authorities in connection with the execution and delivery of this Agreement by Chesapeake and the consummation of the transactions contemplated by this Agreement by Chesapeake, have been so made or obtained, as the case may be.

        In rendering the foregoing opinion, such counsel may rely on certificates of officers and other agents of Chesapeake, the Shareholders and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Widepoint and its counsel, provided such reliance is expressly noted in such counsel’s opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to such counsel’s opinion.

                    (f)      As of the Effective Date, the total liabilities of Chesapeake shall not exceed the aggregate amount of $10,000.00.

                    (g)      All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by Foley and Lardner, LLP, counsel to Widepoint, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

        Section 7.03   Conditions of Obligation of Chesapeake to Effect the Merger.   The obligation of Chesapeake to effect the Merger is further subject to the satisfaction at or prior to the Effective Date of the following conditions, unless waived by Chesapeake:

                    (a)      The representations and warranties of Widepoint set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except if and to the extent any failures to be true and correct would not, in the aggregate, result in a Widepoint Material Adverse Effect.

                    (b)      From the date of this Agreement through and including the Effective Date, except as set forth in Exhibit 5.06, Widepoint shall not have suffered any Widepoint Material Adverse Change (other than changes generally affecting the industries in which Widepoint operates, including changes due to actual or proposed changes in law or regulation).

                    (c)      Widepoint shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Date, except where any failures to perform would not, in the aggregate, result in a Widepoint Material Adverse Effect, and shall provide a certificate of the President of Widepoint to that effect.

                    (d)      Widepoint and Acquisition shall furnish Chesapeake with copies of (i) resolutions duly adopted by their respective Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, (ii) the resolutions duly adopted by Widepoint as the sole shareholder of Acquisition approving of the Merger and the transactions contemplated in this Agreement, such resolutions to be certified by the President, Secretary or Assistant Secretary of Widepoint.

                    (e)      Widepoint shall furnish Chesapeake with an opinion, dated as of the Effective Date, by Foley & Lardner, LLP, counsel to Widepoint and Acquisition, in form and substance satisfactory to Chesapeake and its counsel, in the form attached hereto as Exhibit 7.03(e), to the effect that:

                                (i)       each of Widepoint and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which such corporations were incorporated;

                                (ii)       each has the corporate power to carry on its businesses as they are being conducted on the Effective Date;

                                (iii)       the authorized capital stock of Widepoint consists of 50,000,000 shares of Widepoint Common Stock, 10,000,000 shares of preferred stock of which 15,579,913 shares of Widepoint Common Stock are issued and outstanding on the date hereof, with all such issued and outstanding shares having been validly issued, fully paid and non-assessable;

                                (iv)       Widepoint and Acquisition has each taken all required corporate action to approve and adopt this Agreement and the related agreements and contracts contemplated hereby and this Agreement and all Exhibits hereto to which Widepoint and/or Acquisition are a party are valid and binding obligation of each, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

                                (v)      the execution and delivery of this Agreement by each of Widepoint and Acquisition do not, and the consummation of the transactions contemplated by this Agreement by each will not, constitute (i) a breach or violation of, or a default under, the Certificate of Incorporation or bylaws of either, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to either or their respective properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of either or to which either is subject and in each case known to such counsel and

                                (vi)       all filings required to be made by each prior to the Effective Date with, and all consents, approvals, permits or authorizations required to be obtained by each prior to the Effective Date from, Governmental Authorities in connection with the execution and delivery of this Agreement by Widepoint and Acquisition, and the consummation of the transactions contemplated by this Agreement by each, have been so made or obtained, as the case may be.

        In rendering the foregoing opinion, such counsel may rely on certificates of officers and other agents of Widepoint or Acquisition and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Chesapeake and its counsel, provided such reliance is expressly noted in the opinion of such counsel and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the opinion of such counsel to Widepoint and Acquisition.

ARTICLE VIII

TERMINATION AND AMENDMENT

        Section 8.01   Termination.   This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Chesapeake or Acquisition, by the delivery of written notice by the terminating party to the other party in the event of any of the following:

                    (a)      by mutual consent of Widepoint and Chesapeake;

                    (b)      by either Widepoint or Chesapeake if the Merger shall not have been consummated on or before May 3, 2004 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

                    (c)      by either Widepoint or Chesapeake if (i) the conditions to such party’s obligations shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable (unless either (i) or (ii) above shall be the result of any improper action or inaction on the part of either Widepoint or Chesapeake, as the case may be) or (iii) any breach of this Agreement has occurred and the 10-day cure period for such breach as provided in Section 6.9(g) of this Agreement has expired.

        Section 8.02   Effect of Termination.   (a)      In the event of the termination of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, except as provided below in Section 8.02(b). Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

                    (b)      In the event of the termination of this Agreement pursuant to Section 8.01 hereof, Widepoint and Chesapeake each agree on behalf of themselves and their respective agents and representatives, to promptly return to Widepoint all Widepoint Confidential Information and return to Chesapeake all Chesapeake Confidential Information and to refrain from keeping any copies thereof, or to destroy any such Confidential Information if so requested by the originating party.

        Section 8.03   Amendment.   This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders, but, after any such approval, no amendment shall be made which by law requires further approval by the Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.04   Extension; Waiver.   At any time prior to the Effective Date, the parties hereto may by mutual written agreement, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

POST-EFFECTIVE DATE COVENANTS

        Section 9.01   Further Instruments and Actions.   From time to time after the Effective Date, each of the parties shall execute and deliver to the other party(ies) such further instruments of sale and assignment as may be reasonably requested, in order to fully vest and confirm in Widepoint all right, title and interest of the Chesapeake Shares and otherwise to carry out the purposes of this Agreement.

ARTICLE X

MISCELLANEOUS

        Section 10.01   Survival of Representations, Warranties and Covenants; Escrow.

                    (a)       Survival. All of the representations, warranties and covenants made herein shall continue to survive the Effective Date until December 31, 2007.

                    (b)      Escrow. At the Closing, Widepoint shall deposit 2,087,510 shares of Widepoint Common Stock (the “Escrow Shares”) with the law firm of Foley & Lardner LLP (the “Escrow Agent”), which Escrow Shares shall be governed by the terms of the Escrow Agreement dated as of the Effective Date and attached hereto as Exhibit 10.01(b). All costs and expenses of the Escrow Agent shall be paid solely by Widepoint. The Escrow Shares shall be released proportionately as provided in Section 6.15 above.

                    (c)      The Delivered Shares and the Escrowed Shares shall be subject to a stop transfer order and the certificate or certificates evidencing such Delivered Shares and the Escrowed Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS AS CONTAINED IN A MERGER AGREEMENT, ESCROW AGREEMENT, STOCK PLEDGE AGREEMENT AND OTHER AGREEMENTS EXECUTED BETWEEN THE HOLDER HEREOF AND WIDEPOINT CORPORATION, COPIES OF WHICH AGREEMENTS ARE AVAILABLE FROM WIDEPOINT CORPORATION.”

        Section 10.02   Notices.   All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Widepoint or Acquisition, to

Widepoint Corporation
One Lincoln Centre
18W140 Butterfield Road, Suite 1100
Oakbrook Terrace, IL 60181
Attn: Steve Komar

with a copy, which shall not constitute notice, to

Foley & Lardner, LLP
3000 K Street, N.W., Suite 500
Washington, D.C. 20007
Attention: Thomas L. James, Esq.

and

(b)	if to Chesapeake or the Shareholders, to

Chesapeake Government Technologies, Inc.
9722 Meyer Point Drive
Potomac, MD 20854
Attn: Mark C. Fuller
Facsimile No.: (301) 469-7934

with a copy, which shall not constitute notice, to:

Joseph B. Hoffman, Esq.
Kelley Drye & Warren LLP
8000 Towers Crescent Drive
Suite 1200
Vienna, VA 22182
Facsimile No.: (703) 918-2450

        Section 10.03   Descriptive Headings.   The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 10.04   Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 10.05   Entire Agreement; Assignment.   This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise, provided that Widepoint may cause Acquisition to assign its rights and obligations to Widepoint or any other wholly owned subsidiary of Widepoint, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

        Section 10.06   Governing Law; Jurisdiction and Service of Process.

                    (a)       Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

                    (b)       Jurisdiction and Service of Process. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL COURT LOCATED IN THE STATE OF MARYLAND, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD. THE PREVAILING PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE ENTITLED TO THE PROMPT REIMBURSEMENT OF ALL OF ITS LEGAL FEES, EXPENSES AND COURT COSTS BY THE NON-PREVAILING PARTY.

        Section 10.07   Publicity.    Except as otherwise required by law or the rules or regulations of the SEC or any national securities exchange or quotation service to which a disclosing party shall be subject, for so long as this Agreement is in effect, neither Chesapeake nor Widepoint or any of its Subsidiaries disclose this Agreement or the transactions contemplated by this Agreement and/or issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

        Section 10.08   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement

[signatures appear on the following page]

        IN WITNESS WHEREOF, Widepoint, Acquisition, Chesapeake and the Shareholders have each caused this Agreement to be signed and sealed personally or by their respective officers thereunto duly authorized as of the date first written above.

ATTEST	WIDEPOINT CORPORATION

	By:	[SEAL]

James T. McCubbin, Secretary		Steve L. Komar, C.E.O.

ATTEST	CHESAPEAKE ACQUISITION CORPORATION

	By:	[SEAL]

James T. McCubbin, Secretary		Steve L. Komar, President

ATTEST	CHESAPEAKE GOVERNMENT TECHNOLOGIES, INC.

	By:	[SEAL]

, Secretary		Mark C. Fuller, CEO
ATTEST/WITNESS:

Name: Witness	Mark C. Fuller, Individually

Name: Witness	John D. Crowley, Individually

Name: Witness	Jay O. Wright, Individually